Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3


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                                           Broker/Dealer    Affiliated/Principal
                               Date of     From             Underwriter or
Fund             Issuer        Purchase    Whom Purchased   Syndicate
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JPMorgan Small   HFF,          1/30/2007   Morgan Stanley   J.P. Morgan
Cap Core         Inc.(HF) IPO              and Company      Securities Inc.
Equity
Portfolio
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JPMorgan Small   Accuray       2/7/2007    SBC Warburg      J.P. Morgan
Cap Core         (ARAY) IPO                Inc.             Securities Inc.
Equity
Portfolio
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ING Van Kampen   AMB Property  2/28/2007   JP Morgan        Morgan Stanley
Real Estate      Corporation                                and ING Financial
                                                            Markets LLC
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ING JPMorgan     Cinemark      4/23/2007   Lehman           J.P. Morgan
Small Cap Core   Holdings,                 Brothers Inc.    Securities Inc.
Equity           Inc. (CNK)
Portfolio        IPO
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ING PIMCO High   Petroplus     4/25/2007   Morgan Stanley   ING Wholesale
Yield Portfolio  Finance Ltd                                Banking
                 Co Gtd 144A
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ING PIMCO High   Petroplus     4/25/2007   Morgan Stanley   ING Wholesale
Yield Portfolio  Finance Ltd                                Banking
                 144A Co Gtd
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ING JPMorgan     Solera        5/10/2007   Goldman Sachs    J.P. Morgan
Small Cap Core   Holdings,                 and Company      Securities Inc.
Equity           Inc. (SLH)
Portfolio        IPO
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ING JPMorgan     Taiwan        5/17/2007   Goldman Sachs    J.P. Morgan
Value            Semiconductor             and Company      Securities Inc.
Opportunities    Manufacturing
Portfolio        Company
                 Limited
                 (TSM)
                 Secondary
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ING JPMorgan     Hertz         6/12/2007   Lehman           J.P. Morgan
Value            Corporation               Brothers Inc.    Securities Inc.
Opportunities    (HTZ)
Portfolio        Secondary
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ING UBS U.S.     Blackstone    6/12/2007   Citigroup        UBS Investment
Allocation       Group                                      Bank
Portfolio
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